Exhibit (b)

CERTIFICATION Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (the “Company”) for the six months ended January 31, 2006 (the “Report”), Clifford D. Corso, as President and Principal Executive Officer of the Company, and Marc D. Morris, as Treasurer and Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2006

/s/ Clifford D. Corso
Clifford D. Corso
President and Principal Executive Officer

/s/ Marc D. Morris
Marc D. Morris
Treasurer and Principal Financial Officer